Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-188436, 333-159219, 333-152943, 333-120142, 333-231582, 333-260454, and 333-265055) on Form S-8 and registration statements (Nos. 333-127585, 333-280023, and 333-280024) on Form S-3 of our reports dated February 12, 2025, with respect to the consolidated financial statements and financial statement schedule III of Kite Realty Group Trust and subsidiaries and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Indianapolis, Indiana
February 12, 2025